Dryden Government Securities Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


										February 28, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Rule 24f-2 Notice for Dryden Government Securities Trust
	File Nos. 002-74139 and 811-03264

	On behalf of the Dryden Government Securities Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,
						/s/    Jack Benintende
						Jack Benintende
						Assistant Treasurer